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                                   EXHIBIT 22
                              DATA I/O CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


The following table indicates the name, jurisdiction of incorporation and basis of ownership of each of the Company's subsidiaries:

                                        State or                     Percentage
                                      Jurisdiction                   of Voting
                                          of                         Securities
     Name of Subsidiary               Organization                      Owned
- -------------------------------       ------------                   ----------
Data I/O Japan Company, Limited            Japan                         100%

Data I/O International, Inc.            Washington                       100%

Data I/O Electronic Systems GmbH          Germany                        100%

Data I/O FSC International, Inc.     Territory of Guam                   100%

Data I/O Canada Corporation               Canada                         100%

Data I/O  GmbH                            Germany                        100%

Data I/O Limited                      United Kingdom                     100%


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